UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2011

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.	Amendments to Bylaws.

On November 9, 2011, the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) voted to amend the Company’s Amended and Restated Bylaws (the “Bylaws”) for the purpose of clarifying certain of the Board committee responsibilities and procedures (including, without limitation, the Board member nomination procedures), clarifying the Bylaws amendment procedures, and making certain other changes consistent therewith. These amendments are contained in Section 7 of ARTICLE I; Section 2 of ARTICLE II; Sections 1, 4 and 5 of ARTICLE III; and ARTICLE VIII. A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.2.

Item 8.01.	Other Events.

On November 9, 2011, the Board declared a regular quarterly cash dividend of $0.175 per share payable December 28, 2011 to stockholders of record at the close of business on December 7, 2011.

A copy of the press release announcing the cash dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Destination Maternity Corporation.

99.1	Press Release of the Company dated November 15, 2011, relating to the declaration of the Company’s regular quarterly cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 15, 2011	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Destination Maternity Corporation.

99.1	Press Release of the Company dated November 15, 2011, relating to the declaration of the Company’s regular quarterly cash dividend.